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                                                                      EXHIBIT 23
                        CONSENT OF PRICE WATERHOUSE LLP

  We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-15523, 33-15787, 33-28428, 33-33750 and 33-54069),
on Form S-3 (Nos. 33-5044, 33-23450, 33-27505, 33-31388 and 33-49820) and on
Form S-4 (Nos. 33-808, 33-15357 and 33-53937) of Baxter International Inc. of our report dated February 13, 1995 appearing on page 44 of the Annual Report to Stockholders incorporated by reference herein. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of this Form 10-K.

PRICE WATERHOUSE LLP

Chicago, Illinois
March 24, 1995